Exhibit 3.82

BY-LAWS

of

PEPAMAR MUSIC CORP.

Article 1.

MEETING OF STOCKHOLDERS

Sec. 1. ANNUAL MEETING. The annual meeting of Stockholders shall be held at the principal office of the Corporation, in the City and State of New York at 488 Madison Avenue or at such other places as the Board of Directors may from time to time determine, on the second Tuesday of January of each year, at 2:00 o’clock in the afternoon of that day. If the day so designated falls upon a Sunday or a legal holiday, then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally, or by mail a written notice thereof, not less than ten nor more than forty days previous to such meeting addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

Sec. 2. SPECIAL MEETINGS.  Special Meetings of Stockholders other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, not less than seven days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than one-half of the capital stock of the company. The President may in his discretion call a special meeting of stockholders upon ten days notice. No business other than that specified in the call for the meeting, shall be transacted at any meeting of the stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof.

Sec. 3. VOTING. At all meetings of the Stockholders of record having the right to vote, each stockholder of the Corporation is entitled to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the company. Votes may be cast in person or by written authorized proxy.

CHANGES IN BY-LAWS. In the event Certificate of Incorporation contains provisions relating to Section 9 of the Stock Corporation Law or Amending Certificate of Incorporation filed pursuant to Section Thirty-Five of the Stock Corporation Law.

SUBSTITUTE FOLLOWING PAGE

STOCK CORPORATION LAW, SECTION 9   (As Amended 3/23/49)

§ 9.                             Provisions of certificates of incorporation; requirement of greater than majority or plurality vote of directors or shareholders; restrictions. I. The certificate of incorporation as originally filed, or as amended by certificate filed pursuant to section thirty-five of the stock corporation law, may contain provisions specifying any or all of the following.

(a)                                  that the number of directors who shall be present at any meeting of the directors in order to constitute a quorum for the transaction of any business or of any specified item of business shall be such number greater than a majority as may be specified in such certificate;

(b)                                 that the number of votes of directors that shall be necessary for the transaction of any business or of and specified item of business at any meeting of directors shall be such number greater than a majority as may be specified in such certificate;

(c)                                  that the number of shares of any class having voting power, the holders of which shall be present in person or represented by proxy at any meeting in order to constitute a quorum for the transaction of any business or any specified item of business at a meeting of the stockholders shall be a number greater than the majority or plurality prescribed by law in the absence of such provision;

(d)                                 that the number of votes or consents of the holders of shares of any class of stock having voting power that shall be necessary for the transaction of any business or of any specified item of business at a meeting of the stockholders including amendments to the certificate of incorporation, or the giving of any consent shall be a number greater than the majority or plurality prescribed by law in the absence of such provision.

2.                                       (a)   A requirement for a quorum, vote or consent of directors or stockholders, which is invalid except for the authorization therefor granted by this section, shall not be valid hereunder unless  (i)   it appears in the certificate of incorporation as originally filed or as amended by certificate filed pursuant to law;   (ii)  notice of its existence appears plainly on the face or back of all stock certificates.

(b)                                 An amendatory certificate filed pursuant to law containing a requirement authorized by this section shall be subscribed and acknowledged by every subscriber of the certificate of incorporation and every subscriber to stock if no stock has been issued, or in person or by proxy by the holders of record of all the outstanding shares of the corporation. Such certificate may be amended at any time in the same manner.

3.                                       The requirements specified pursuant to subdivision one of this section, may at any time be renewed or extended from time to time for further periods, not exceeding ten years each upon compliance with the provisions of this section.

4.                                       Nothing herein contained shall be construed to limit the power of a court of equity de decree a dissolution in a proper case.

§ 2.                             This act shall take effect immediately.

IMPORTANT:—See Section 9. S.C.L. 2 (a)   (ii) as to notice that must appear on all stock certificates.

Sec. 4. PROXY.  Each proxy must be executed in writing by the stockholder of the Corporation or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration.

Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.

Sec. 5. QUORUM.

The number of shares of any class having voting power, the holders of which shall be present in person or represented by proxy at any meeting of the stockholders in order to constitute a quorum for the transaction of any business or any specified item of business shall be 75% of outstanding stock.

If a quorum shall not be present or represented, the stockholders entitled to a vote thereat, present in person or represented by proxy, shall have power to adjourn from time to time the meeting until a quorum shall be present or represented. At such adjourned meeting at which quorum shall be present or represented any business or any specified item of business may be transacted which might have been transacted at the meeting as originally notified.

The number of votes or consents of the holders of any class of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of stockholders, including amendments to the certificate of incorporation, or the giving of any consent, shall be 75% of outstanding stock.

Article II.

DIRECTORS

Sec. 1. NUMBER.  The affairs and business of this Corporation shall be managed by a Board of Directors composed of four members who need not be stockholders of record, and at least one of such Directors shall be a resident of the State of New York and a citizen of the United States.

Sec. 2. HOW ELECTED.  At the annual meeting of Stockholders, the four persons receiving a plurality of the votes cast shall be directors and shall constitute the Board of Directors for the ensuing year.

Sec. 3. TERM OF OFFICE.  The term of office of each of the Directors shall be one year, and thereafter until his successor has been elected.

Sec. 4. DUTIES.  The Board of Directors shall have the control and general management of the affairs and business of the corporation. Such Directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Company, as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York.

Sec. 5. DIRECTORS’ MEETINGS.  Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the Stockholders, and at such other times as the Board of Directors may determine.  Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of one director.

Sec. 6. NOTICE OF MEETINGS. Notice of meetings, other than the regular annual meeting shall be given by service upon each Director in person, or by mailing to him at his last known post-office address, at least seven days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Sec. 7. VOTING. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Sec. 8. VACANCIES.  Vacancies in the Board occuring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

Sec. 9. REMOVAL OF DIRECTORS.  Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the stockholders holding a majority of the stock, at any special meeting called for the purpose.

Sec. 10. WAIVER OF NOTICE.  Whenever by statute, the provisions of the certificate of incorporation or these by-laws the stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a stockholder, by his attorney thereunto authorized.

Sec. 11. QUORUM:  The number of directors who shall be present at any meeting of the Board of Directors in order to constitute a quorum for the transaction of any business or any specified item of business shall be three.

The number of votes of directors that shall be necessary for the transaction of any business or any specified item of business at any meeting of the Board of Directors shall be two.

If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting from time to time, until a quorum shall be present.

CHANGES IN BY-LAWS: In the event Certificate of Incorporation contains provisions relating to Section 9 of the Stock Corporation Law or amending Certificate of Incorporation filed pursuant to Section Thirty-Five of the Stock Corporation Law.

Substitute Following Page

FILING FEES, STAMP TAXES, ETC.

FILING FEE:

For any corporation (except Railroad which is $50.00)	$40.00

ORGANIZATION TAX: Payable with filing fee at time of filing:
PAR VALUE— (1/20th of 1% of par value) Each $1,000 of par value	.50
NO PAR VALUE—Each share	.05
MINIMUM TAX	10.00

Note: Minimum tax permits capitalization up to 200 shares of no par value, or $20,000 of par value.

ORIGINAL ISSUE TAX: Stamps to be affixed to stub of certificate.

N. Y.—None.
U. S.—Par Value: Each $100.00 of par value or fraction thereof	.11
No Par Value: If actual value is $100. or more per share, on each $100. or fraction thereof	.11
If actual value is less than $100. per share, on each $20. or fraction thereof	.03

STOCK TRANSFERS BY SALE:    Stamp Tax.

Selling Price of Shares
	Less than $5.00	Less than $10.00	Less than $20.00	More than $20.00
PAR VALUE on each $100.	U.S. 5c	U.S. 5c	U.S. 5c	U.S. 6c
of par value or fraction thereof	N.Y. 1c	N.Y. 2c	N.Y. 3c	N.Y. 4c
NO PAR on each $100. of	U.S. 5c	U.S. 5c	U.S. 5c	U.S. 6c
actual value or fraction thereof	N.Y. 1c	N.Y. 2c	N.Y. 3c	N.Y. 4c

STOCK TRANSFERS WITHOUT SALE:    As from “dummy.”

U.S. 5c, N.Y. 2c, computed as above.

U. S. STAMP TAX ON BONDS AND DEEDS:

Corporate Bonds: Issue—11c per $100. face value or fraction.

Transfer—5c per $100. face value or fraction.

Deeds: Exceeding $100. but not exceeding $500.—55c.

Each $500. or fraction over first $500.—55c.

Article III.

OFFICERS.

Sec. 1. NUMBER. The officers of this Corporation shall be:—

President.

Vice-President.

Second Vice-President.

Secretary.

Assistant Secretary.

Treasurer.

Any officer may hold more than one office.

Sec. 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of stockholders, and shall hold office for the term of one year or until their successors are duly elected. Officers need not be members of the board.

The board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the board.

Sec. 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Company shall be as follows:

PRESIDENT

The President shall preside at all meetings of the Board of Directors and Stockholders.

He shall present at each annual meeting of the Stockholders and Directors a report of the condition of the business of the Company.

He shall cause to be called regular and special meetings of the Stockholders and Directors in accordance with these By-Laws.

He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees, clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

He shall sign and make all contracts and agreements in the name of the corporation.

He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law.

He shall sign all certificates of stock, notes, drafts or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer.

He shall enforce these By-Laws and perform all the duties incident to the position and office, and which are required by Law.

VICE-PRESIDENT.

During the absence or inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the acts under which this Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

SECOND VICE-PRESIDENT.

The Board of Directors at their discretion may elect a Second Vice-President.

During the absence and inability of the President and Vice-President, the Second Vice-President shall render and perform the duties authorized under “VICE-PRESIDENT” above.

A.  SECRETARY

The Secretary shall keep the minutes of the meetings of the Board of Directors and of the Stockholders in appropriate books.

He shall give and serve all notices of the Corporation.

He shall be custodian of the records and of the seal, and affix the latter when required.

He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post-office addresses, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during business hours at the office of the Corporation, subject to the inspection of any Stockholder of the Corporation, and permit such Stockholder to make extracts from said books to the extent and as prescribed by law.

He shall sign all certificates of stock.

He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation.

B.   ASSISTANT SECRETARY

The Board of Directors at their discretion may elect an Assistant Secretary. The Assistant Secretary shall render and perform any and all duties and exercise any and all powers referred to in the paragraph headed “SECRETARY” above unless otherwise specifically directed by the then elected Secretary.

A.  cont’d.:  He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

TREASURER.

The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

He shall sign, make, and endorse in the name of the Corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors.

He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the Company upon application at the office of the Corporation during business hours.

He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the stockholders.

He shall keep at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

He shall do and perform all duties appertaining to the office of Treasurer.

Sec. 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

Sec. 5. VACANCIES, HOW FILLED. All vacancies in any office, shall be filled by the Board of Directors without undue delay, at its regular meeting or at a meeting specially called for that purpose. During the absence of any officer of the Corporation, or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or director for the time being, provided a majority of the entire Board concur therein.

Sec. 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

Sec. 7. REMOVAL OF OFFICERS.  The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

Article IV.

CERTIFICATES OF STOCK.

Sec. 1. DESCRIPTION OF STOCK CERTIFICATES.   The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder’s name and the number of shares. They shall be signed by the President or Vice-president, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation.

Sec. 2. TRANSFER OF STOCK.  The stock of the Pepamar Music Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate be issued. No transfer shall be made upon the books of the Corporation within ten days next preceding the annual meeting of the shareholders.

Sec. 3. LOST CERTIFICATES.  If a stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the Corporation, the Board of Directors may, at its discretion, direct that a new certificate or certificates issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such sureties if any as the Board may require.

Article V.

Sec. 1. SEAL. The seal of the corporation shall be as follows:—

Article VI.

D I V I D E N D S

Sec. 1. WHEN DECLARED.  The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation’s affairs will render it expedient for such dividends to be declared.

Sec. 2. RESERVE.  The Board of Directors may set aside out of the net profits of the Corporation available for dividends such sum or sums, before payment of any dividend, as the Board in their absolute discretion think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and they may abolish or modify any such reserve in the manner in which it was created.

Article VII.

BILLS, NOTES, ETC.

Sec. 1. HOW MADE. All bills payable, notes, checks, drafts, warrants or other negotiable instruments of the Corporation shall be made in the name of the Corporation, and shall be signed by the Secretary or Treasurer and countersigned by the President or Vice-President. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name or in behalf of the Corporation, except as herein expressly prescribed and provided.

Article VIII.

AMENDMENTS.

Sec. 1. HOW AMENDED.  These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of this corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors as provided by law and by the Certificate of Incorporation, are present at such regular or special meeting. These By-Laws, and any amendments thereto and new By-Laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

Article IX.

FISCAL YEAR

Sec. 1. The Fiscal Year shall begin as shall be determined by the Board of Directors.

Upon motion duly made and carried the principal office of the Corporation was fixed at 488 Madison Avenue in the City of New York County of New York State of New York or at such other places as the Board of Directors may from time to time determine.

/s/ Ella Johnson
Ella Johnson
Secretary

/s/ Leo Hass
Leo Hass
Chairman

WAIVER OF NOTICE OF FIRST MEETING OF DIRECTORS.

We, the undersigned, being all of the Directors of PEPAMAR MUSIC CORP. do hereby waive all notice of the First Meeting of the Board of Directors of the said Corporation, and do consent that the 22nd day of March, 1962, at 2:30 o’clock in the afternoon, be and the same hereby is fixed as the time, and the office of the Corporation, at No. 488 Madison Avenue in the City of New York and the State of New York, as the place for holding the same, for the purpose of electing officers and that all such business be transacted thereat as may lawfully come before the meeting.

Dated the 22nd day of March, 1962.

/s/ Leo Haas
Leo Haas

/s/ Israel Weinstein
Israel Weinstein

/s/ Ella Johnson
Ella Johnson

/s/ Louis Rubin
Louis Rubin